AMENDMENT TO

INVESTMENTAGREEMENT

THIS AMENDMENT TO INVESTMENT AGREEMENT (the “Amendment”) is made and entered into as of July 8, 2013, by and among Vaccinogen, Inc., a Maryland corporation (the “Company”) and Kodiak Capital Group, LLC, a Delaware limited liability company (collectively, the “Investor”). The Company and the Investor are collectively referred to as the “Parties.”

RECITALS

WHEREAS, on or about July 18, 2012, the Company and Investor entered into an Investment Agreement, which Investment Agreement (the “Investment Agreement”) pursuant to which the Investor agreed to up to twenty five million dollars ($25,000,000) to purchase the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) on the terms and conditions set forth in the Investment Agreement. The Agreement is incorporated into this Amendment by this reference and all defined terms in the Agreement shall have the same meaning in this Amendment.

WHEREAS, the Parties now wish to modify and amend the Investment Agreement to increase the amount to be invested by to the Investor to twenty-six million ($26,000,000) in accordance with this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.           Incorporation of Recitals . The Recitals set forth above are herein incorporated into this Amendment.

2.           Section 1-Definitions. Section 1 of the Investment Agreement shall be amended as follows:

a.           The definition of “Facility Amount” shall be amended to read in its entirety as follows:

“Facility Amount” shall mean twenty six million dollars ($26,000,000).”

3.           Section 2(A)—Purchase and Sale of Common Stock. Section 2(A) of the Investment Agreement shall be amended by deleting the term “twenty five million dollars ($25,000,000)” and inserting “twenty six million dollars ($26,000,000)” in lieu thereof.

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3.           Amendment. This Amendment shall be deemed an amendment of the Investment Agreement in accordance with Section 12(F) of the Investment Agreement.

4.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have each executed this Amendment on the dates set forth above.

COMPANY:

Vaccinogen, Inc.

By:	/s/ Michael G. Hanna, Jr. Ph.D.
Michael G. Hanna, Jr., Ph.D.
Chairman and Chief Executive Officer

INVESTOR:

Kodiak Capital Group, LLC

By:	/s/ Ryan Hodson
Ryan Hodson
Managing Director

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